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                              KINDER MORGAN ENERGY
                         PARTNERS, L.P. AND SUBSIDIARIES
          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                 (Dollars In Thousands Except Per Unit Amounts)

FOR THE THREE MONTHS ENDED JUNE 30,                                       2003             2002
======================================================================================================
Weighted-average number of limited partners' units
on which limited partners' net income per unit is based:
Basic                                                                    183,594,998      166,588,559

Add:  Incremental units under common unit option plan                        111,317          172,176
------------------------------------------------------------------------------------------------------
Assuming dilution                                                        183,706,315      166,760,735
======================================================================================================
Income Before Cumulative Effect of a Change in Accounting Principle     $    168,957     $    144,517
Add: Cumulative effect adjustment from change in accounting for asset
     retirement obligations                                                        -                -
------------------------------------------------------------------------------------------------------
Net Income                                                              $    168,957     $    144,517
------------------------------------------------------------------------------------------------------
Calculation of Limited Partners' interest in Net Income:
------------------------------------------------------------------------------------------------------
Income Before Cumulative Effect of a Change in Accounting Principle     $    168,957     $    144,517
------------------------------------------------------------------------------------------------------
Less: General Partner's interest                                            (80,530)          (65,234)
------------------------------------------------------------------------------------------------------
Limited Partner's interest                                                    88,427           79,283
------------------------------------------------------------------------------------------------------
Add:  Limited Partner's interest in Change in Accounting Principle                 -                -
------------------------------------------------------------------------------------------------------
Limited Partners' interest in Net Income                                 $    88,427      $    79,283
======================================================================================================
Earnings per limited partner unit:
Limited Partners' Income Before Cumulative Effect of
     a Change in Accounting Principle per unit:
Basic                                                                    $      .48        $      .48
Diluted                                                                  $      .48        $      .48
Limited Partners' Cumulative Effect of a Change in
     Accounting Principle per unit:
Basic                                                                    $        -        $        -
Diluted                                                                  $        -        $        -
Limited Partners' Net Income per unit:
Basic                                                                    $      .48        $      .48
Diluted                                                                  $      .48        $      .48
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FOR THE SIX MONTHS ENDED JUNE 30,                                         2003              2002
=======================================================================================================
Weighted-average number of limited partners' units on
which limited partners' net income per unit is based:
Basic                                                                    182,491,944       166,320,208

Add:  Incremental units under common unit option plan                        122,350           184,632
-------------------------------------------------------------------------------------------------------
Assuming dilution                                                        182,614,294       166,504,840
=======================================================================================================
Income Before Cumulative Effect of a Change in Accounting Principle     $    335,970      $    285,950
Add: Cumulative effect adjustment from change in accounting for asset
     retirement obligations                                                    3,465                 -
-------------------------------------------------------------------------------------------------------
Net Income                                                              $    339,435      $    285,950
-------------------------------------------------------------------------------------------------------
Calculation of Limited Partners' interest in Net Income:
-------------------------------------------------------------------------------------------------------
Income Before Cumulative Effect of a Change in Accounting Principle     $    335,970      $    285,950
-------------------------------------------------------------------------------------------------------
Less: General Partner's interest                                            (156,955)         (127,028)
-------------------------------------------------------------------------------------------------------
Limited Partner's interest                                                   179,015           158,922
-------------------------------------------------------------------------------------------------------
Add:  Limited Partner's interest in Change in Accounting Principle             3,430                 -
-------------------------------------------------------------------------------------------------------
Limited Partners' interest in Net Income                                $    182,445      $    158,922
=======================================================================================================
Earnings per limited partner unit:
Limited Partners' Income Before Cumulative Effect of
     a Change in Accounting Principle per unit:
Basic                                                                   $       .98       $        .96
Diluted                                                                 $       .98       $        .95
Limited Partners' Cumulative Effect of a Change in
     Accounting Principle per unit:
Basic                                                                   $      .02        $          -
Diluted                                                                 $      .02        $          -
Limited Partners' Net Income per unit:
Basic                                                                   $     1.00        $        .96
Diluted                                                                 $     1.00        $        .95
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